EXHIBIT 99.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of February 23, 1996, is entered into among FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Company"), the banks listed on the signature page hereof (the "Lenders"), and NATIONSBANK OF TEXAS, N.A., in its individual capacity ("NationsBank"), and in its capacity as administrative agent for the Lenders (the "Administrative Lender").


         A. Company, NationsBank and Administrative Lender heretofore entered into that certain Credit Agreement, dated as of December 27, 1995 (the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Company, NationsBank and Administrative Lender desire to amend the Credit Agreement to (i) increase the Commitment, (ii) make other financial institutions Lenders party thereto, and (iii) make certain other amendments thereto.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       AMENDMENTS TO CREDIT AGREEMENT.

         (a) The dollar amount of "$200,000,000" set forth in (i) the BACKGROUND section, (ii) the definition of "Commitment" in Section 1.1 and (iii) Section 2.3(a) of the Credit Agreement is hereby amended to be "$250,000,000".

         (b) The words "or Event of Default" set forth on the last line of page 2 of the Credit Agreement in the definition of "Applicable Margin" are hereby deleted.

         (c) The definition of "Interest Hedge  Agreements" set forth in Section
1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "Interest Hedge Agreements means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements designed to hedge the risk of variable interest rate volatility, or foreign currency hedge, exchange or similar agreements, on terms and conditions reasonably acceptable to Administrative Lender (evidenced by Administrative Lender's consent in writing), as such agreements or arrangements may be modified, supplemented, and in effect from time to time."

         (d) The last  sentence of the  definition  of "LIBOR Rate" set forth in
Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

         (e) The words "on the Business Day" set forth on the third line of the definition of "LIBOR Rate Basis" in Section 1.1 of the Credit Agreement are hereby deleted and the words "two Business Days" are hereby inserted in lieu thereof.

         (f) The reference to "Section 4.3(iv)" in the definition of "Term Loan Conversion Fee" in Section 1.1 of the Credit Agreement is hereby amended to refer to "Section 3.3(v)".

         (g) The first sentence of Section 2.1(a) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Advances under the Revolving Loan to Company on any Business Day during the period from the Closing Date until the Conversion Date, in an aggregate principal amount not to exceed at any time outstanding such Lender's Specified Percentage of the Commitment."

         (h) There shall be added after the first sentence in the initial paragraph on page 24 of the Credit Agreement the following sentence:

                  "Administrative Lender shall give prompt notice (which may be by telecopy or telephonic, to be confirmed by telecopy) of its receipt of a Borrowing Notice to each Lender."

         (i) The reference to "1:00 p.m." in the second sentence in the initial paragraph on page 24 of the Credit Agreement is hereby amended to refer to "2:00 p.m."

         (j) The reference to "Article IV" in the first line of Section 2.2(b) on page 24 of the Credit Agreement is hereby amended to refer to "Article III".

         (k) The third line of Section 2.6(b) of the Credit Agreement is hereby amended by adding the word "second" between the words "the" and "Quarterly" on said line.

         (l) The word "borrower" on the fourth line of Section 2.11 on page 30 of the Credit Agreement is hereby amended to be "borrow".

         (m) The references to "Section 9.9" in Section 2.13(a) and (b) of the Credit Agreement are hereby amended to refer to "Section 9.8".

         (n) Section 2.15 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "2.15. Extension of Conversion Date. During each of 1996 and 1997, Company may notify Administrative Lender in writing by no later than October 1 of each such year of its desire to extend the Conversion Date (and, consequently, the Maturity Date) for an additional 12 months. If such notice is given, Administrative Lender, no later than November 15 of each such year, will notify Company in writing of Lenders' decision whether to extend the Conversion Date (and, consequently, the Maturity Date). Extensions of the Conversion Date (and, consequently, the Maturity Date) shall be at the option and in the sole discretion of Lenders, and the decision to extend the Conversion Date shall require the consent of all Lenders. If either Company or Administrative Lender fail to give notice within the time prescribed above, the Conversion Date (and, consequently, the Maturity
         Date) shall be the then present Conversion Date (and, consequently, the then present Maturity Date), unless otherwise extended by the parties hereto. Any extension of the Conversion Date (and, consequently, the Maturity Date) pursuant to this Section 2.15 shall not (i) require any renewal Note unless otherwise requested by Administrative Lender and
         (ii) be effective until and unless Company shall pay to Administrative Lender, for the account of Lenders in accordance with their Specified Percentages, a Revolving Loan Extension Fee based on the amount of the Commitment and the Index Debt Rating in effect on the date of extension of the Conversion Date at the following per annum percentages, applicable in the following situations:"


                  Applicability                               Percentage
                  -------------                               ----------

Category 1 - There is no Index Debt  Rating or the               0.25%
- ----------
Index Debt Rating is the following: below BBB- by S&P or below Baa3 by Moody's

Category  2  -  The  Index  Debt   Rating  is  the               0.1875%
- -----------
following: BBB- by S&P or Baa3 by Moody's

Category  3  -  The  Index  Debt   Rating  is  the               0.10%
- -----------
following: BBB or BBB+ by S&P or Baa2 or Baa1 by Moody's

Category  4  -  The  Index  Debt   Rating  is  the               0.08%
- -----------
following: A- or better by S&P or A3 or better by Moody's


For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Revolving Loan Extension Fee shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category.

         (o) Clause (iii) within the second parenthetical of Section 3.2 of the Credit Agreement is hereby deleted and the following is substituted in lieu thereof:

                  "(iii) have been specifically waived by Administrative Lender, to the extent permitted pursuant to Section 9.1)"

         (p) The references to "Applicable Environmental Laws" in Section 4.11 of the Credit Agreement are hereby amended to refer to "applicable Environmental Laws".

         (q) The reference to "Section 6.9" in Section 4.19 of the Credit Agreement is hereby amended to refer to "Section 6.8".

         (r) The reference to "Restricted Subsidiaries" in the penultimate line of Section 5.5(a) of the Credit Agreement is hereby amended to refer to "Consolidated Subsidiaries".

         (s) The first sentence of Section 5.12 of the Credit Agreement is hereby deleted and the following is substituted in lieu thereof:

                  "Any portion of any Advance under the Facility which is loaned by Company to any Subsidiary of Company shall be evidenced by Intercompany Notes in form and substance acceptable to Administrative Lender, and there shall be no prohibition on the ability of the Company to pledge to Administrative Lender each such Intercompany Note."

         (t) Article V of the Credit Agreement is hereby amended by adding a new
Section 5.15 thereto to read as follows:

                  "5.15 Interest Hedge Agreements. Company shall maintain an Interest Hedge Agreement or Agreements such that, after giving effect to such Interest Hedge Agreements, at least 50% of the aggregate Indebtedness of the Company and its Subsidiaries outstanding at any time is subject to a fixed interest rate per annum for a term of at least two years."

         (u) The reference to "Sections 8.1(a), (b), (c) and (d)" in Section 7.1(e) of the Credit Agreement is hereby amended to refer to "Sections 7.1(a),
(b), (c) and (d)".

         (v) Section 7.2 of the Credit Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

                  "7.2. Remedies Upon Default. If an Event of Default described in Section 7.1(g) shall occur, the Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by applicable Law, thereupon become due and payable concurrently therewith, without any action by Administrative Lender or any lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, Administrative

         Lender may at its election (provided (i) Administrative Lender has sent notice to all Lenders of its intention to do any one or more of the following and within five Business Days of such notice Majority Lenders have not notified Administrative Lender not to take such action or (ii) Administrative Lender in good faith determines that immediate action is necessary to be taken to protect the Rights of the Lenders), and shall at the direction of Majority Lenders, do any one or more of the following:

                  (a) Declare the entire unpaid balance of all Advances immediately due and payable, whereupon it shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind (except notices specifically provided for under Section 7.1), all of which are hereby expressly waived (except to the extent waiver of the foregoing is not permitted by applicable Law);

                  (b) Terminate the Commitment;

                  (c) Reduce any claim of Administrative Lender and Lenders to judgment;

                  (d) Exercise any rights afforded under any Loan Papers, by Law, including but not limited to the UCC, at equity, or otherwise."

         (w) Section 7.3 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof to read as follows:

                  "Nothing contained herein or in any other Loan Papers shall limit the Right of any Lender to collect its Note upon acceleration of the Obligations pursuant to the terms of this Agreement."

         (x) The penultimate sentence of Section 8.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "Administrative Lender agrees to distribute promptly to each Lender copies of any notices, requests and other information received from Company pursuant to the terms of this Agreement, and to distribute to each applicable Lender in like funds all amounts delivered to Administrative Lender by Company for the Ratable or individual account of any Lender, with such funds to be distributed on the date of receipt by Administrative Lender provided such funds are received by the time prescribed in Section 2.12(a), or the immediately following Business Day if such funds are received after such time (any funds not so distributed by Administrative Lender shall bear interest payable by Administrative Lender at a rate per annum equal to the Federal Funds Rate to but not including the date of receipt by such Lender)."

         (y) The first sentence of Section 8.6 of the Credit Agreement is hereby deleted and the following is substituted in lieu thereof:

                  "Administrative Lender may resign at any time by giving written notice thereof to Lenders and Company, and may be removed at any time with cause by the Majority Lenders or without cause by action of all Lenders (other than Administrative Lender, if it is a Lender); provided, however, so long as (a) NationsBank of Texas, N.A. is a Lender and (b) no Default or Event of Default has occurred and is continuing, NationsBank of Texas, N.A. shall not have the right to resign as Administrative Lender".

         (z) Section 9.1 of the Credit Agreement is hereby amended by (i) deleting (A) "or" immediately preceding clause (f) thereof and (B) "." at the end of clause (f) thereof and inserting ", or" in lieu thereof and (ii) adding new clause (g) thereto to read as follows:

                  "(g)     release or amend any Subordination Agreement."

         (aa) Section 9.4(a) of the Credit Agreement is hereby amended by deleting the penultimate complete sentence of said Section on page 62 of the Credit Agreement and inserting the following sentence in lieu thereof:

         "Within five Business Days after Administrative Lender receives notice of any such assignment, Company shall execute and deliver to Administrative Lender, in exchange for the Notes issued to Assignor, new Notes to the order of such Assignor and its assignee in amounts equal to their respective Specified Percentages of (i) the Commitment, if the Commitment is outstanding, or (ii) the aggregate principal amount outstanding under the Term Loan, if after the Conversion Date."

         (bb) Section 9.9 of the Credit Agreement is hereby amended by deleting the third sentence thereof and substituting the following in lieu thereof:

         "At the earlier of such time as (a) a Person is no longer a Lender or participant under this Agreement, or (b) all Advances under this
         Agreement are paid in full and the Commitment is terminated, upon written request by Company and subject to any restrictions or regulations of any Tribunal having supervisory authority over Lenders, such Lender or participant shall return to Company the Confidential Information which is in tangible form, including any copies which such lender or participant or any Persons to whom such Lender or participant transmitted the Confidential Information may have made, and such Lender or participant or such Person will destroy all abstracts, summaries thereof or references thereto in such Lender's or participant's or such Person's documents, and after written request by Company, shall promptly provide Company reasonable assurance in writing that such Lender or participant or such Person have complied with this paragraph."

         (cc) Schedule 4.1 to the Credit Agreement is hereby amended to be in the form of Schedule 4.1 to this First Amendment.

         (dd) Schedule 4.8 to the Credit Agreement is hereby amended to be in the form of Schedule 4.8 to this First Amendment.

         (ee) The Specified Percentage of each Lender shall be the Specified Percentage set forth opposite the name of each Lender on the signatory pages to this First Amendment.

         (ff)  The  first   complete   paragraph   on  page  2  of   Exhibit  I,
Confidentiality Agreement, is hereby amended to read as follows:

                  "At the earlier of such time as (i) you are no longer a Lender, an assignee or participant under the Credit Agreement, or (ii) all Advances (as defined in the Credit Agreement) under the Credit Agreement are paid in full and the Commitment (as defined in the Credit Agreement) is terminated, upon written request by FFCA and subject to any restrictions or regulations of any Tribunal having supervisory authority over you, you shall return to FFCA the Confidential Information which is in tangible form, including any copies which you or any persons to whom you transmitted the Confidential Information may have made, and you and they will destroy all abstracts, summaries thereof or references thereto in your and their documents, and after written request by FFCA, shall promptly provide FFCA reasonable assurance in writing that you have destroyed such documents."

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the amendments provided in the foregoing
Section 1:

         (a)  the  representations  and  warranties   contained  in  the  Credit
Agreement are true and correct on and as of the date hereof as if made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) Company has full power and authority to execute, deliver and perform this First Amendment, the Notes referred to in Section 3(c) of this First Amendment (the "Revolving Notes"), and the Credit Agreement, as amended by this First Amendment, the execution, delivery and performance of this First Amendment, the Revolving Notes, and the Credit Agreement, as amended by this First Amendment, have been duly authorized by all corporate action of Company, and this First Amendment, the Revolving Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) Neither the execution, delivery and performance of this First Amendment, the Revolving Notes or the Credit Agreement, as amended by this First Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any Law to which Company or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which Company or any of its Subsidiaries or any of their respective property is subject; and

         (e) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other Person (not previously obtained), is required for the (i) execution, delivery or performance by Company of this First Amendment, the Revolving Notes and the Credit Agreement, as amended by this First Amendment, or (ii) acknowledgement of this First Amendment by any Guarantor.

         3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of February 23, 1996, subject to the following:

         (a) Administrative Lender shall have received counterparts of this First Amendment executed by each Lender;

         (b) Administrative Lender shall have received counterparts of this First Amendment executed by Company and acknowledged by each Guarantor;

         (c) Administrative Lender shall have received a duly executed Revolving Note, payable to the order of each Lender in an amount equal to such Lender's Specified Percentage of the Commitment, as hereby amended;

         (d) the representations and warranties set forth in Section 2 of this First Amendment shall be true and correct;

         (e) Administrative Lender shall have received an opinion of counsel of Company and its Subsidiaries, dated the date of this First Amendment, acceptable to Lenders and otherwise in form and substance satisfactory to Lenders and Special Counsel, with respect to this First Amendment and otherwise, including, without limitations (i) opinions (A) to the valid legal and binding nature of this First Amendment, the Revolving Notes and the Credit Agreement as amended hereby, (B) to the power, authorization and corporate matters of Company and its Subsidiaries taken with respect to this First Amendment, the Revolving Notes and the Credit Agreement, as amended hereby, (C) that the execution, delivery and performance by Company and its Subsidiaries of this First Amendment, the Revolving Notes and the Credit Agreement, as amended hereby, does not violate any terms of the certificate of incorporation, bylaws or agreement of Company or any of its Subsidiaries, and (D) to such other matters as are reasonably requested by Special Counsel and (ii) a statement that the Lenders may rely on the opinion of Kutak Rock, dated the Closing Date, and delivered to NationsBank pursuant to Section 3.1(g) of the Credit Agreement;

         (f) Administrative Lender shall have received certified corporate resolutions of Company and its Subsidiaries authorizing the execution, delivery and performance of this First Amendment and the Revolving Notes, as appropriate;

         (g) Administrative Lender shall have received an opinion of Special Counsel, dated as of the date of this First Amendment, acceptable to Lenders, with respect to the enforceability of the Credit Agreement, as amended hereby, and the other Loan Papers;

         (h) Each Lender other than NationsBank shall have received a fee in the amount agreed upon between each such Lender and NationsBank;

         (i) Each Lender, if any, which is not a United States Person shall have complied with the requirements of Section 9.7(d) of the Credit Agreement; and

         (j)  Administrative  Lender and Lenders shall have received in form and
substance   satisfactory  to  Administrative  Lender  and  Lenders,  such  other documents, certificates and instruments as Lenders shall require.

         4. GUARANTOR'S ACKNOWLEDGEMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by Company of this First Amendment and the Revolving Notes, (ii) acknowledges, consents and agrees to the increase of the Commitment set forth in this First Amendment and agrees that its obligations is respect of its Guaranty Agreement include the Commitment as increased by this First Amendment, (iii) acknowledges and agrees that its obligations in respect of its Guaranty Agreement and Subordination Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (iv) ratifies and confirms its obligations under its Guaranty Agreement and Subordination Agreement, and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty Agreement and Subordination Agreement.

         5.  SECTION 9.4. The parties  hereto agree that (i) the  provisions  of
Section 9.4 of the Credit Agreement shall not be required to be complied with for the purpose of making the Lenders party to the Credit Agreement pursuant to this First Amendment and (ii) each Lender signing below shall be a Lender under the Credit Agreement and shall have all the Rights and obligations thereunder.

         6.       REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

         (b) The Credit Agreement, as amended by this First Amendment, and all other Loan Papers shall remain in full force and effect and are hereby ratified and confirmed.

         7. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of the First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of Special Counsel).

         8. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         9. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas
(without giving effect to conflict of laws) and the United States of America, and shall be binding upon Company and each Lender and their respective successors and assigns.

         10. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

         11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

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                                     - 10 -

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                      FRANCHISE FINANCE CORPORATION
                                      OF AMERICA



                                      By:/s/ John R. Barravecchia
                                         ------------------------
                                             John R. Barravecchia
                                             Executive Vice President and Chief
                                             Financial Officer

                                             NATIONSBANK OF TEXAS, N.A.
Specified Percentage:
         14%

                                             By: /s/ Frank M. Johnson
                                                 ------------------------
                                             Name:   Frank M. Johnson
                                                  -----------------------
                                             Title:  Senior Vice President
                                                  -----------------------

                                             AMSOUTH BANK OF ALABAMA
Specified Percentage:
         10%



                                            By: /s/ Dean H. Burgess
                                                ------------------------
                                            Name:   Dean H. Burgess
                                                ------------------------
                                            Title:  Vice President
                                                ------------------------

                                             BANK HAPOALIM, B.M., LOS ANGELES
                                             BRANCH
Specified Percentage:
         6%
                                             By:  /s/ Kalman Schiff
                                                  ------------------------
                                             Name:    Kalman Schiff
                                                  ------------------------
                                             Title:   First Vice President
                                                  ------------------------


                                             By:  /s/ Lori Lake
                                                  ----------------------------
                                             Name:    Lori Lake
                                                  ----------------------------
                                             Title:   Associate Vice President
                                                  ----------------------------

                                             BANK OF MONTREAL, CHICAGO
                                             BRANCH
Specified Percentage:
         10%

                                             By:  /s/ Jeffrey G. Hoppen
                                                  ------------------------
                                             Name:    Jeffrey G. Hoppen
                                                  ------------------------
                                             Title:   Director
                                                  ------------------------

                                     COMMERZBANK AKTIENGESELLSCHAFT,
                                     LOS ANGELES BRANCH
Specified Percentage:
         6%

                                     By:  /s/ Christian Jagenberg
                                          ------------------------
                                     Name:    Christian Jagenberg
                                          ------------------------
                                     Title:   Senior Vice President and Manager
                                          -------------------------------------



                                     By:  /s/ Steven F. Larsen
                                          -----------------------
                                     Name:    Steven F. Larsen
                                          -----------------------
                                    Title:    Vice President
                                          -----------------------

                                     DRESDNER BANK AG, LOS
                                     ANGELES AGENCY
Specified Percentage:
         7%

                                     By: /s/ Sidney S. Jordan
                                        ---------------------
                                     Name:  Sidney S. Jordan
                                        --------------------
                                     Title: Vice President
                                        --------------------



                                     By: /s/ Vitol Wiacek
                                         ------------------
                                     Name:   Vitol Wiacek
                                         ------------------
                                     Title:  Assistant Vice President
                                         -----------------------------

                                     THE INDUSTRIAL BANK OF JAPAN,
                                     LIMITED, LOS ANGELES AGENCY
Specified Percentage:
         6%



                                     By:  /s/ Toshinari Iyoda
                                          -------------------
                                     Name:    Toshinari Iyoda
                                          -------------------
                                     Title:   Senior Vice President
                                          -------------------------

                                     THE LONG-TERM CREDIT BANK OF
                                     JAPAN, LTD.
Specified Percentage:
         10%
                                     By:  /s/ T. Morgan Edwards, II
                                         --------------------------
                                     Name:    T. Morgan Edwards, II
                                         --------------------------
                                     Title:   Vice President, Manager
                                         ----------------------------


                                     By:  /s/ Genichi Imai
                                         ------------------
                                     Name:    Genichi Imai
                                         ------------------
                                     Title:   Joint General Manager
                                         --------------------------

                                     NORWEST BANK ARIZONA, NATIONAL
                                     ASSOCIATION
Specified Percentage:
         6%



                                     By:  /s/ Patricia Cusick Tambe
                                          -------------------------
                                     Name:    Patricia Cusick Tambe
                                          -------------------------
                                     Title:   Vice President
                                          -------------------------

                                     COOPERATIEVE CENTRALE
                                     RAIFFEISEN-BOERENLEENBANK B.A.,
                                     "RABOBANK NEDERLAND", NEW
                                     YORK BRANCH

Specified Percentage:
         7%
                                     By:  /s/ Chris G. Kortlandt
                                        ------------------------
                                     Name:    Chris G. Kortlandt
                                        ------------------------
                                     Title:   Vice President
                                        ------------------------


                                     By:  /s/ W. Jeffrey Vollack
                                         -----------------------
                                     Name:    W. Jeffrey Vollack
                                         -----------------------
                                     Title:   Vice President Manager
                                         ---------------------------

                                     SIGNET BANK
Specified Percentage:
         6%
                                     By:  /s/ John A. Schissel
                                          --------------------
                                     Name:    John A. Schissel
                                          --------------------
                                     Title: Vice President
                                          --------------------

                                     TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION
Specified Percentage:
         12%
                                     By:  /s/ Brian M. Kouns
                                          ------------------
                                     Name:   Brian M. Kouns
                                          ------------------
                                     Title:  Vice President
                                          ------------------

ACKNOWLEDGED AND AGREED:

FFCA ACQUISITION CORPORATION
FFCA INSTITUTIONAL ADVISORS, INC.
FFCA MORTGAGE CORPORATION



By:  /s/John R. Barravecchia
   ---------------------------
    John R. Barravecchia
    Executive Vice President and
    Chief Financial Officer

                                  Schedule 4.1

Franchise Finance Corporation of America
A Delaware Corporation
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 200,000,000 shares of common stock, par value $.01 per share issued and outstanding 40,294,822 shares*


FFCA Acquisition Corporation
A  Delaware  Corporation  and  wholly-owned   subsidiary  of  Franchise  Finance
Corporation of America
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share Issued and outstanding 100 shares


FFCA Institutional Advisors, Inc.
A  Delaware  Corporation  and  wholly-owned   subsidiary  of  Franchise  Finance
Corporation of America
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share Issued and outstanding 100 shares


FFCA Mortgage Corporation
A  Delaware  Corporation  and  wholly-owned   subsidiary  of  Franchise  Finance
Corporation of America
17207 N. Perimeter Drive
Scottsdale, AZ 85255

The Corporation has authorized 100 shares of common stock, par value $.01 per share Issued and outstanding 100 shares


*The following shareholders held on the Closing Date 1% or more of the outstanding common stock of FFCA:

Morton H. Fleischer                                    1,208,469 shares
Fidelity Management & Research                           940,000 shares
LBI Group                                                674,027 shares
Snyder Capital Management, Inc.                          528,100 shares
European Investors, Inc.                                 420,000 shares
Robert W. Halliday                                       405,202 shares

                                  Schedule 4.8

FRANCHISE FINANCE CORPORATION OF AMERICA
Capital Leases Payable                              $     56,219
Acquisition Loan Facility                             82,000,000
Senior Notes Payable ($200,000,000 less
  unamortized discount of $1,256,125)                198,743,875
Medium Term Notes                                     60,000,000
Mortgage Payable to Affiliate                          8,500,000


FFCA ACQUISITION CORPORATION
None


FFCA MORTGAGE CORPORATION
None


FFCA INSTITUTIONAL ADVISORS, INC.
None

                                     - 27 -